EXHIBIT 4.2

ACOLOGIX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

June 29, 2006

	5.2	Inspection Rights	15
	5.3	Termination of Covenants	16

6.Miscellaneous			16

	6.1	Waivers and Amendments	16
	6.2	Governing Law	16
	6.3	Successors and Assigns	16
	6.4	Entire Agreement	16
	6.5	Notices	16
	6.6	Titles and Subtitles	17
	6.7	Stock Splits, etc.	17
	6.8	Termination of Prior Agreement	17
	6.9	Counterparts	17

Schedule:

A	–	Schedule of Investors

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EXHIBIT 4.2

ACOLOGIX, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of June 29, 2006 by and among Acologix, Inc., a Delaware corporation (the “Company”) and the individuals and entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”). This Agreement amends, supersedes and replaces the Company’s Amended and Restated Investors’ Rights Agreement dated December 16, 2005 (the “Prior Agreement”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock and possess registration rights, information rights, rights of first refusal and other rights pursuant to the Prior Agreement;

WHEREAS, the Existing Investors are holders of at least fifty percent (50%) of the Company’s Registrable Securities (as defined in the Prior Agreement), and desire to terminate the Prior Agreement and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company and Toray Industries, Inc. (“Toray”) entered into a Series C Preferred Stock Purchase Agreement dated on or about June 12, 2006, in connection with which the Company has agreed to issue 490,196 shares of Series C Preferred Stock to Toray (the “Toray Purchase Agreement”); and

WHEREAS, the Company is obligated under the Toray Purchase Agreement to add Toray as a party to this Agreement with respect to the shares acquired under the Toray Purchase Agreement, which addition requires the execution and delivery of this Agreement by the Company, Toray and the Existing Investors holding at least fifty percent (50%) of the Company’s Registrable Securities (as defined in the Prior Agreement).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.     Certain Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

1.1    “Commission” shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2     “Conversion Stock” shall mean the shares of Common Stock issued or issuable upon conversion of the Shares.

1.3    “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.4    “Holder” shall mean the holders of Registrable Securities, securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 3.9 hereof.

1.5    “Registrable Securities” means (i) the Conversion Stock, (ii) the shares of Common Stock issued or issuable to the Board of Regents of The University of Texas System, Akira Takashima and Mark E. Mummert pursuant to that certain Common Stock Purchase Agreement dated May 15, 2001, (iii) the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued upon exercise of the Warrants and (iv) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the stock as described in clause (i), (ii) or (iii) or other securities convertible into or exercisable for Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

1.6    “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.7    “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, blue sky fees and expenses, fees and disbursements of counsel for the Company and the expense of any special audits incident to or required by any such registration, provided, however, that Registration Expenses shall not include the Selling Expenses but shall include the compensation of regular employees of the Company which shall be paid in any event by the Company.

1.8    “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

1.9    “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar U.S. federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.10    “Selling Expenses” shall mean all underwriting discounts, selling commissions, fees and disbursements of one counsel to the selling Holders and stock transfer taxes applicable to the securities registered by the Holders.

1.11    “Shares” shall mean the shares of the Company’s Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated June 8, 2000, the shares of the Company’s Series A-1 Preferred Stock issued pursuant to the Series A-1 Preferred Stock Purchase Agreement dated December 28, 2001, the shares of the Company’s Series A-1 Preferred

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Stock issued pursuant to the Series A-1 Preferred Stock Purchase Agreement dated November 20, 2002, the shares of the Company’s Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement dated April 30, 2004, the shares of the Company’s Series B Preferred Stock issued pursuant to the Stock Purchase Agreement dated July 31, 2005 between the Company and Toray Industries, Inc., the shares of the Company’s Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated December 16, 2005 (the “Series C Purchase Agreement”) and the shares of the Company’s Series C Preferred Stock issued pursuant to the Toray Purchase Agreement.

1.12    “Warrants” shall mean the warrants to purchase shares of Series B Preferred Stock issued by the Company pursuant to the Note and Warrant Purchase Agreement dated October 31, 2003.

2.    Restrictions on Transfer; Compliance with Securities Act; Market Standoff.

2.1    Restrictions on Transfer.    The Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Conversion Stock held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

2.2    Restrictive Legend.    Each certificate representing (i) the Shares, (ii) the Conversion Stock or (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

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The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this Section 2.

2.3    Notice of Proposed Transfers.    The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to any of its members, partners, or retired partners or members, or to the estate of any of its members, partners or retired partners or members, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws or (iv) transfers in compliance with Rule 144(k), so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, shall be accompanied, at such holder’s expense, by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

2.4    Removal of Restrictions on Transfer of Securities.    Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Rule 144(k) under the Securities Act.

2.5    Market Standoff Agreement.    Each Investor agrees, in connection with the Company’s initial public offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of capital stock of the Company, including, but not limited to, the Shares or the Conversion Stock (other than those

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included in the initial public offering registration, if applicable), without the prior written consent of the Company and the underwriters, for one hundred eighty (180) days from the effective date of such initial public offering registration; provided, that every holder of at least five percent (5%) of the Company’s outstanding capital stock and the officers and directors of the Company also agree to such restrictions. Each Investor further agrees that the Company may impose stop transfer instructions in order to enforce the foregoing covenant.

3.    Registration Rights.

3.1    Demand Registration.

(a)    If the Company shall receive at any time after the earlier of (i) six (6) months after the effective date of the Company’s initial firm commitment underwritten public offering of its Common Stock under the Securities Act or (ii) April 30, 2008 a written request from the Holders of at least a majority of the Registrable Securities then outstanding that the Company effect any registration, qualification or compliance with respect to at least forty percent (40%) of the Registrable Securities then outstanding, or any lesser number of shares of Registrable Securities if the anticipated aggregate offering price exceeds $10,000,000, the Company will (i) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (ii) as soon as practicable, use reasonable efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1(a):

(i)    In any particular jurisdiction in which the Company would be required to qualify as a foreign corporation, subject itself to taxation in that jurisdiction or execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)    During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to a public offering of securities for the Company account, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii)    After the Company has effected one such registration pursuant to this Section 3.1(a), and such registrations have been declared or ordered effective;

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(iv)    If the Company is entitled to use a registration statement on Form S-3 (or any successor form to Form S-3) or any similar short-form registration statement to register shares in a public offering of securities; or

(v)    If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to register, qualify or comply under this Section 3.1(a) shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

Subject to the foregoing clauses (i) through (v), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holders.

(b)    Underwriting.    In the event that the stockholders initiating a registration pursuant to Section 3.1(a) intend to distribute Registrable Securities by means of an underwriting, they shall so advise the Company in their request and the Company shall so advise the Holders as part of the notice given pursuant to Section 3.1(a). In such event, the right of any Holder to registration pursuant to Section 3.1(a) shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 3.1, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 3.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration (and underwriting if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Holders to the nearest 100 shares. In no event shall the number of Registrable Securities underwritten in an offering be limited unless and until all shares held by persons other than the holders of the Registrable Securities are completely excluded from such offering.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing

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underwriter and the Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require. The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenant.

3.2    Company Registration.

(a)    Notice of Registration.    If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration pursuant to Section 3.1 hereof, the Company will promptly give to each Holder written notice thereof and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

(b)    Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a). In such event the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that except in connection with the Company’s initial underwritten public offering of Common Stock where Registrable Securities may be entirely excluded, the number of Registrable Securities shall not be limited to less than ten percent (10%) of the aggregate number of shares proposed to be included in such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration (and underwriting if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Holders to the nearest 100 shares. In no event shall the number of Registrable Securities underwritten in an offering be limited unless and until all shares held by persons other than the holders of the Registrable Securities and the Company are completely excluded from such offering.

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If any Holder or Holders disapprove of the terms of any such underwriting, such Holder or Holders may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenant.

(c)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.

3.3    Registration on Form S-3.

(a)    If any Holder or Holders request in writing that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions (if any), would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use reasonable efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two (2) such registration in any twelve (12) month period. The provisions of Section 3.1(b) shall be applicable to each registration initiated under this Section 3.3.

(b)    Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to a public offering of securities for the Company’s account, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company’s obligation to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120)

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days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

3.4    Expenses of Registration.    All Registration Expenses incurred in connection with registrations pursuant to Sections 3.1, 3.2 and 3.3 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of shares so registered; provided, however, that the Company shall not be required to pay for the Registration Expenses of any registration proceeding begun pursuant to Sections 3.1 or 3.3 if the registration request is subsequently withdrawn at the request of the Holders holding a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders holding a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 3.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the financial condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1.

3.5    Registration Procedures.    In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Subject to Section 3.4, the Company, at its expense, will:

(a)    Prepare and file with the Commission a registration statement with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective for thirty (30) days or less if the distribution described in the Registration Statement has been completed;

(b)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)    Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(d)    Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the

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managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

3.6    Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter specifically for use therein, or the failure of such Holder to deliver a Prospectus that was delivered to the Holder prior to a sale or sales by such Holder.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering

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circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the indemnifying Holder specifically for use therein, or the failure of such Holder to deliver a Prospectus that was delivered to the Holder prior to a sale or sales by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by the Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement unless such liability resulted from willful misconduct by such Holder.

(c)    Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)    If the indemnification provided for paragraphs (a) through (c) of this Section 3.6 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of Indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under Section 3.6(c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to

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information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

3.7    Information by Holder.    The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

3.8    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use reasonable efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

(b)    Use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)    So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and

12

such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

3.9    Transfer of Registration Rights.    The rights to cause the Company to register securities granted Holders under Sections 3.1, 3.2 and 3.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 100,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events) of Registrable Securities (or a lesser number if such number represents 100% of the Holders’ Registrable Securities) or to any transferee or assignee who is a partner or member (or retired partner or member) of a Holder or the estate of such partner or member (or retired partner or member), provided that such transfer may otherwise be effected in accordance with applicable securities laws.

3.10    Termination of Registration Rights.    The rights granted under this Section 3 shall terminate on the earlier to occur of the following: (i) on the third anniversary of the consummation of the initial underwritten public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act; or (ii) as to a particular Holder, when such Holder is eligible to sell all of its Registrable Securities within any 90 day period in reliance on Rule 144 under the Securities Act.

3.11    Limitations on Subsequent Registration Rights.    The Company shall not, without the prior written consent of the Holders of at least fifty percent (50%) of the Registrable Securities, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include securities of the Company in any Registration Statement upon terms which are the same or more favorable to such holder or prospective holder than the terms on which holders of Registrable Securities may include shares in such registration or (b) to make a demand registration which could result in such registration statement being declared effective prior to the dates set forth in Section 3.1.

4.    Investors’ Right of First Refusal.

4.1    Right of First Refusal.    The Company hereby grants to each Investor holding at least 100,000 shares of Conversion Stock, on the terms set forth in this Section 4, the right of first refusal to purchase up to fifty percent (50%) of such Investor’s pro rata share of the New Securities (as defined in Section 4.2) which the Company may, from time to time, propose to sell and issue. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. For the purposes of this right of first refusal, an Investor’s pro rata share of the New Securities is a fraction, the numerator of which is the total number of shares of Common Stock held by such Investor (including any shares of Common Stock issuable upon conversion of Preferred Stock held by such Investor) and the denominator of which is the total number of shares of the Company’s Common Stock outstanding (including any shares of Common Stock issuable upon conversion of or exercise of, as the case may be, Preferred Stock, options, warrants or other convertible securities) immediately prior to the issuance of the New Securities.

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4.2    New Securities.    “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that New Securities does not include (i) the Shares, the Conversion Stock or the securities issuable upon exercise of the Warrants, (ii) securities offered pursuant to a registration statement filed under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, (iv) securities issued or issuable to officers, directors, employees, advisors, consultants or service providers of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company, (v) securities issued pursuant to agreements to license technology and/or provide sponsored research approved by the Board of Directors of the Company and (vi) securities issued in connection with equipment leasing or equipment financing arrangements approved by the Board of Directors of the Company.

4.3    Notice of Proposed Issuance.    In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Investors written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the date of the proposed issuance and a statement as to the number of days from receipt of such Notice within which the Investors must respond to such Notice. The Investors shall have fifteen (15) days from the date of receipt of the Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than the date of the proposed issuance as set forth in the Notice.

4.4    Transfer of Rights.    The right of first refusal granted under this Section 4 may not be assigned or transferred, except that such right is assignable or transferable by each Investor to any transferee or assignee (i) who is a partner or member (or retired partner or member) of an Investor or the estate of such partner or member (or retired partner or member) or (ii) that is a wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Investor; provided, however, that the provisions of this Section 4 shall be binding upon any such assignee or transferee.

4.5    Termination of Rights.    The right of first refusal granted under this Section 4 shall expire upon: (i) the closing of the Company’s initial underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or (ii) for each Investor, the date on which such Investor first fails to exercise in full its right to purchase New Securities or no longer holds a minimum of 100,000 shares of Conversion Stock.

4.6    Existing Investor Waiver.    Each Existing Investor hereby (i) consents to the Company issuing shares of its Series C Preferred Stock pursuant to the Series C Purchase Agreement and the Toray Purchase Agreement, (ii) waives any and all rights of first refusal such Existing Investor has under Section 4 of the Prior Agreement to purchase any portion of the Company’s Series C Preferred Stock described in clause (i) above, including any of the Company’s Common Stock issued upon conversion thereof and (iii) waives any and all rights to receive notice of the

14

Company’s intention to issue shares of its Series C Preferred Stock described in clause (i) above. The waiver set forth in this subsection shall become effective and binding on all Existing Investors upon the execution of this Agreement by the Company and by Existing Investors holding at least a majority of the Company’s Registrable Securities (as defined in the Prior Agreement).

5.    Affirmative Covenants.    The Company hereby covenants and agrees as follows:

5.1    Financial Information.    The Company will provide to each Investor who continues to hold at least 100,000 shares of Conversion Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) with reports set forth below.

(a)    As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported).

(b)    As soon as practicable after the end of each quarter, and in any event within sixty (60) days after each quarterly accounting period, an unaudited quarterly report including a balance sheet, profit and loss statement and cash flow analysis (prepared in accordance with generally accepted accounting principles other than for accompanying notes and subject to changes resulting from year-end adjustments).

The rights granted pursuant to Section 5.1 may not be assigned or otherwise conveyed by any Investor or by any subsequent transferee of any such rights without the prior written consent of the Company.

5.2    Inspection Rights.

(a)    On an annual basis during the week in which the Company holds its annual stockholders meeting, the Company shall permit each Investor who continues to hold at least 100,000 shares of Conversion Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor.

(b)    Anything in Section 5.2 to the contrary notwithstanding, no Investor or transferee of an Investor by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Investor hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 5.2 and any transferee of an Investor must agree, in writing, to the same. The Company shall not be required to comply with this Section 5.2 in respect of any Investor or transferee of an Investor whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than

15

5% stockholder of a competitor or to the extent compliance would result in disclosure of trade secrets.

5.3    Termination of Covenants.    The covenants set forth in this Section 5 shall terminate and be of no further force or effect upon the closing of the Company’s initial underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act.

6.    Miscellaneous.

6.1    Waivers and Amendments.    With the written consent of the Company and the record holders of more than fifty percent (50%) of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Holders and Investors may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record holders of all of the Registrable Securities. In the event of a subsequent closing with an investor as provided for in Section 2.3 of the Series C Purchase Agreement, such investor shall become a party to this Agreement as an “Investor” upon the Company’s receipt from such investor of an executed counterpart signature page to this Agreement.

Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

6.2    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to conflict of laws rules.

6.3    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.4    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

6.5    Notices.    All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor’s address, facsimile number or electronic mail on the Company’s records, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile

16

number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to each Investor. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by facsimile or by overnight or two-day courier service and shall be effective or deemed given upon confirmation of facsimile transfer or upon personal delivery. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each Investor agrees that such notice may given by facsimile or by electronic mail.

6.6    Titles and Subtitles.    The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.7    Stock Splits, etc.    Appropriate adjustments shall be made in the number and class of shares in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

6.8    Termination of Prior Agreement.    Pursuant to Section 6.1 of the Prior Agreement, the record holders of more than 50% of the Registrable Securities (as that term is defined in the Prior Agreement) then outstanding hereby terminate the Prior Agreement on behalf of all Holders and Investors (as those terms are defined in the Prior Agreement) and replace the Prior Agreement on behalf of all Holders and Investors (as those terms are defined in the Prior Agreement) with this Agreement, and any Holder or Investor (as those terms are defined in the Prior Agreement) who does not sign this Agreement shall be bound by the terms and conditions of this Agreement pursuant to Section 6.1 of the Prior Agreement as if that Holder or Investor (as those terms are defined in the Prior Agreement) had signed this Agreement.

6.9    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“COMPANY” ACOLOGIX, INC.

By:	/S/ JOHN J. BUCKLEY

Name:	John J. Buckley

Title:	Chief Financial Officer

Address:

3960 Point Eden Way
Hayward, CA 94545
Facsimile: 510.786.1116

“INVESTOR” NOMURA R&A II VENTURE CAPITAL FUND LIMITED PARTNERSHIP

By:	/S/ AKIHITO WATANABE
Akihito Watanabe President

“INVESTOR” JAPAN ASIA INVESTMENT CO., LTD.

By:	/S/ TOYOJI TATSUOKA
Toyoji Tatsuoka President & CEO

“INVESTOR” JAIC AMERICA, INC.

By:	/S/ YASUHISA UMEZU
Yasuhisa (Jack) Umezu President & COO

JAIC USSII NO. 1, LLC

By:	/S/ YASUHISA UMEZU
Yasuhisa (Jack) Umezu Asset Manager

“INVESTOR” EAST GATE PRIVATE EQUITY FUND III, L.P.

By:	/S/ KEN CHOI
Ken Choi Managing Director

“INVESTOR” FUJI GREEN CO., LTD.

By:	/s/ [authorized signature]

Name:

Title:

“INVESTOR” KYOKUTO SECURITIES CO., LTD.

By:	/S/ HIROYUKI KIKUCHI
Hiroyuki Kikuchi President and Chief Executive Officer

“INVESTOR” MIZUHO SECURITIES CO., LTD.

By:	/S/ YASUHIKO SATO
Yasuhiko Sato General Manager

“INVESTOR” SHIN NIHON JITSUGYO CO., LTD.

By:	/S/ HIROSHI KONISHI
Hiroshi Konishi President & CEO

“INVESTOR” HIROSHI KONISHI

By:	/S/ HIROSHI KONISHI
Hiroshi Konishi

“INVESTOR” BIO-SIGHT INCUBATE 1ST. INVESTMENT LIMITED PARTNERSHIP

By:	/S/ MASAYUKI TANI
Masayuki Tani President

“INVESTOR” NISSAY CAPITAL NO. 2 INVESTMENT PARTNERSHIP

By:	/S/ YUSUKE SASAKI
Yusuke Sasaki President

“INVESTOR” MILLENNIA 2000 VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP

By:	/S/ TATSUYA KUROYANAGI
Tatsuya Kuroyanagi Executive Officer & Chairman Millennia Venture Partners Co., Ltd. General Partner of Millennia 2000 Venture Capital Investment Limited Partnership

“INVESTOR” TOKIO MARINE AND NICHIDO FIRE INSURANCE CO., LTD.

By:	/S/ TAKASHI YOSHIKAWA
Takashi Yoshikawa General Manager, New Financial Markets

“INVESTOR” AOZORA INVESTMENT I VENTURE CAPITAL LIMITED PARTNERSHIP

By:	/S/ KAZUNARI TAKANOHASHI
Kazunari Takanohashi President

AOZORA INVESTMENT II VENTURE CAPITAL LIMITED PARTNERSHIP

By:	/S/ KAZUNARI TAKANOHASHI
Kazunari Takanohashi President

“INVESTOR” RESONA CAPITAL CO., LTD.

By:	/S/ HIROHIDE TAKAHASHI
Hirohide Takahashi President

“INVESTOR” ITX INTERNATIONAL EQUITY CORPORATION

By:	/S/ TAKEHITO JIMBO
Takehito Jimbo President / CEO

“INVESTOR” CSK-VC LIFE SCIENCE INVESTMENT FUND

By:	/S/ SHUNICHI ISHIMURA
Shunichi Ishimura President & CEO CSK Venture Capital Co., Ltd.

“INVESTOR” MITSUBISHI UFJ CAPITAL CO., LTD.

By:	/S/ KAZUHIKO TOKITA
Kazuhiko Tokita President

“INVESTOR” LIFE SCIENCE VENTURE FUND

By:	/S/ TADASHI MATSUMOTO
Tadashi Matsumoto, Ph.D. President and CEO, ReqMed Company, Ltd. as General Partner of LSVF

“INVESTOR” ORIX FUND NO. 4

By:	/S/ AKIRA HIROSE
Akira Hirose President ORIX Capital Corporation General Partner of ORIX Fund No. 4

ORIX FUND NO. 7

By:	/S/ AKIRA HIROSE
Akira Hirose President ORIX Capital Corporation General Partner of ORIX Fund No. 7

ORIX FUND NO. 8

By:	/S/ AKIRA HIROSE
Akira Hirose President ORIX Capital Corporation General Partner of ORIX Fund No. 8

ORIX FUND NO. 9

By:	/S/ AKIRA HIROSE
Akira Hirose President ORIX Capital Corporation General Partner of ORIX Fund No. 9

“INVESTOR” AQUA RIMCO BIOTECHNOLOGY NO. 1 INVESTMENT PARTNERSHIP

By:	/S/ YOSHIHIKO TAKAMIYA
Yoshihiko Takamiya President Aqua Research Investment Management Co., Ltd.

AQUARIMCO NO. 4 INVESTMENT ENTERPRISE PARTNERSHIP FUND

By:	/S/ YOSHIHIKO TAKAMIYA
Yoshihiko Takamiya President Aqua Research Investment Management Co., Ltd.

AQUARIMCO NO. 8 INVESTMENT ENTERPRISE PARTNERSHIP FUND

By:	/S/ YOSHIHIKO TAKAMIYA
Yoshihiko Takamiya President Aqua Research Investment Management Co., Ltd.

AQUARIMCO NO. 10 INVESTMENT ENTERPRISE PARTNERSHIP FUND

By:	/S/ YOSHIHIKO TAKAMIYA
Yoshihiko Takamiya President Aqua Research Investment Management Co., Ltd.

CJA PAN-PACIFIC RAINBOW NO. 1 INVESTMENT PARTNERSHIP

By:	/S/ YOSHIHIKO TAKAMIYA
Yoshihiko Takamiya President Aqua Research Investment Management Co., Ltd.

“INVESTOR” WILLIAM F. BENNETT, PH.D.

By:	/S/ WILLIAM F. BENNETT
William F. Bennett, Ph.D.

“INVESTOR” ASAHI LIFE CAPITAL NO. 3 INVESTMENT ENTERPRISE PARTNERSHIP

By:	/S/ SADAO SUZUKI

Name:	Sadao Suzuki

Title:	President, Asahi Life Capital Co., Ltd.

“INVESTOR” GRANDE VAGUE, LIMITED

By:	/S/ MASAYO EBIHARA
Masayo Ebihara President

“INVESTOR” TORAY INDUSTRIES, INC.

By:	/S/ NOBORU MINOWA

Name:	Noboru Minowa

Title:	General Manager

“INVESTOR” NIF SMBC VENTURES CO., LTD.

By:	/S/ SHIN-ICHI YAMAMURA
Shin-ichi Yamamura, President

VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP NIF GLOBAL FUND

By:	/S/ SHIN-ICHI YAMAMURA
Shin-ichi Yamamura, President, NIF SMBC Ventures Co., Ltd., General Partner of Venture Capital Investment Limited Partnership NIF Global Fund

NIF JAPAN CAPITAL GROWTH FUND 2005H-1 INVESTMENT LIMITED PARTNERSHIP

By:	/S/ SHIN-ICHI YAMAMURA
Shin-ichi Yamamura, President, NIF SMBC Ventures Co., Ltd., General Partner of NIF Japan Capital Growth Fund 2005H-1 Investment Limited Partnership

NIF JAPAN CAPITAL GROWTH FUND 2005H-2 INVESTMENT LIMITED PARTNERSHIP

By:	/S/ SHIN-ICHI YAMAMURA
Shin-ichi Yamamura, President, NIF SMBC Ventures Co., Ltd., General Partner of NIF Japan Capital Growth Fund 2005H-2 Investment Limited Partnership

NIF JAPAN CAPITAL GROWTH FUND 2005H-3 INVESTMENT LIMITED PARTNERSHIP

By:	/S/ SHIN-ICHI YAMAMURA
Shin-ichi Yamamura, President, NIF SMBC Ventures Co., Ltd., General Partner of NIF Japan Capital Growth Fund 2005H-3 Investment Limited Partnership

“INVESTOR” SMBC CAPITAL NO. 6 VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP

By:	/S/ SHIN-ICHI YAMAMURA
Shin-ichi Yamamura, President, NIF SMBC Ventures Co., Ltd., General Partner of SMBC Capital No. 6 Venture Capital Investment Limited Partnership

SMBC CAPITAL NO. 8 VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP

By:	/S/ SHIN-ICHI YAMAMURA
Shin-ichi Yamamura, President, NIF SMBC Ventures Co., Ltd., General Partner of SMBC Capital No. 8 Venture Capital Investment Limited Partnership

“INVESTOR” NOMURA SECURITIES CO., LTD.

By:	/S/ NORIAKI MIYANO
Noriaki Miyano Senior Managing Director, Investment Banking Division

“INVESTOR” UOB JAIC VENTURE BIO INVESTMENTS LIMITED

By:	/S/ ICHIRO KAWADA
Ichiro Kawada President

“INVESTOR” ANT LEAD NO. 1 VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP

By:	/S/ KAZUNORI OZAKI
Kazunori Ozaki President and CEO Nikko antfactory K.K.

“INVESTOR” LUNNETTES, INC.

By:	/S/ HIROSHI TANE
Hiroshi Tane President

SCHEDULE A

Schedule of Investors

ant Lead No. 1 Venture Capital Investment Limited Partnership

Aozora Investment I Venture Capital Limited Partnership

Aozora Investment II Venture Capital Limited Partnership

Aqua RIMCO Biotechnology No. 1 Investment Partnership

AquaRIMCO No. 10 Investment Enterprise Partnership Fund

AquaRIMCO No. 4 Investment Enterprise Partnership Fund

AquaRIMCO No. 8 Investment Enterprise Partnership Fund

Asahi Life Capital No. 3 Investment Enterprise Partnership

William F. Bennett Ph.D.

Bio-Sight Incubate 1st. Investment Limited Partnership

BIOVISION Life Science Fund I

Board of Regents of The University of Texas System

CJA Pan-Pacific Rainbow No. 1 Investment Partnership

CSK-VC Life Science Investment Fund

East Gate Private Equity Fund III, L.P.

Fuji Green Co., Ltd.

Grande Vague, Limited

Masateru Funahashi

Takeshi Funahashi

Handai Innovation No. 1 Venture Capital Investment Limited Partnership

ITX International Equity Corporation

Brent D. Jacobs

JAIC America, Inc.

JAIC USSII No. 1, LLC

Japan Asia Investment Co., Ltd.

Hiroshi Konishi

Kyokuto Securities Co., Ltd.

Life Science Venture Fund

Lunnettes, Inc.

MHCC No. 3 Limited Liability Fund

Millennia 2000 Venture Capital Investment Limited Partnership

Mitsubishi UFJ Capital Co., Ltd.

Mizuho Capital Co., Ltd.

Mizuho Capital No. 1 Limited Partnership

Mizuho Securities Co., Ltd.

Mark E. Mummert

NIF Japan Capital Growth Fund 2005H-1 Investment Limited Partnership

NIF Japan Capital Growth Fund 2005H-2 Investment Limited Partnership

NIF Japan Capital Growth Fund 2005H-3 Investment Limited Partnership

NIF SMBC Ventures Co., Ltd.

Nissay Capital No. 2 Investment Partnership

Nomura R&A II Venture Capital Fund Limited Partnership

Nomura Securities Co., Ltd.

ORIX Fund No. 4

ORIX Fund No. 7

ORIX Fund No. 8

ORIX Fund No. 9

Resona Capital Co., Ltd.

Sankyo Sekiyu Limited

Jeff Schneidman

Shin Nihon Jitsugyo Co., Ltd.

SMBC Capital No. 6 Venture Capital Investment Limited Partnership

SMBC Capital No. 8 Venture Capital Investment Limited Partnership

SOFTBANK INTERNET FUND

Takagi Securities Co., Ltd.

Akira Takashima

Tokio Marine and Nichido Fire Insurance Co., Ltd.

Toray Industries, Inc.

UOB JAIC Venture Bio Investments Limited

Venture Capital Investment Limited Partnership NIF Global Fund

White Snow No. 2 Investment Limited Partnership

Terumi Yonemori

Kenneth A. Zib